Exhibit (p)(2)

                                          The Cundill Group of Companies'
                                                  Code of Ethics

                                                 TABLE OF CONTENTS

1.   PURPOSE OF THE CODE....................................................2
   1.1   Application of the Code............................................2
   1.2   Our Responsibilities to Our Managed Accounts.......................2
   1.3   Breach of Code.....................................................3
   1.4   Annual Confirmation................................................3
   1.5   Administration of the Code.........................................3
   1.6   Supplement to Other Codes..........................................3
2.   STANDARDS..............................................................3
   2.1   Obligations to Clients.............................................3
   2.2   Obligation to Comply with the Law..................................4
   2.3   Duty to Know Applicable Securities Law.............................4
   2.4   Registered Salespeople.............................................4
3.   CONFIDENTIAL INFORMATION...............................................4
   3.1   Ensuring Client Privacy............................................4
   3.2   Confidentiality....................................................4
   3.3   Accuracy of Information............................................4
   3.4   Release of Confidential Information................................5
   3.5   Duty to the Cundill Group..........................................5
   3.6   Departure from the Cundill Group...................................5
4.   CONFLICTS OF INTEREST..................................................5
   4.1   General............................................................5
   4.2   Personal Conflicts of Interest.....................................5
   4.3   Disclosure.........................................................6
   4.4   Who Determines if there is a Conflict of Interest where
            there is Uncertainty?...........................................6
   4.5   Policy With Respect to Gifts.......................................6
5.   INSIDER TRADING........................................................7
   5.1   Restrictions on Trades by Insiders.................................7
   5.2   Penalties for Improper Insider Trading.............................8
   5.3   Self-Dealing Restrictions..........................................8
   5.4   Cross-Trading......................................................9
6.   SPECIAL RULES FOR ACCESS PERSONS.......................................9
   6.1   Who is an "ACCESS PERSON"..........................................9
   6.2   Prohibited Activities.............................................10
   6.3   Requirement for Independent Trading Decision......................11
   6.4   Requirement to Obtain Prior Approval for Personal Trades..........12
   6.5   Exempt Securities.................................................12
   6.6   Procedures to Obtain Prior Approval...............................13
   6.7   Blackout Periods..................................................15
   6.8   Personal Trading Reporting Procedures.............................15
   6.9   Compliance Review Procedures......................................16
7.   REVIEW................................................................17
   7.1   Annual Review of Code by Compliance Officer.......................17
   7.2   Appointment of Independent Review Committee.......................17
   7.3   Annual Report to the Committee....................................17
   7.4   Annual Review of Code by the Independent Review Committee.........18
   7.5   Principles Applicable to External Investment Advisors.............18

CERTIFICATE / ACKNOWLEDGEMENT..............................................19
APPENDIX "A"...............................................................20
APPENDIX "B"...............................................................20
APPENDIX "C"...............................................................20


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                             1. PURPOSE OF THE CODE

1.1       Application of the Code

          Maintaining the highest standards of integrity and ethical business conduct in the management of our mutual funds and other accounts (collectively, the "Managed Accounts") is fundamental to the fair treatment of investors. This can only be achieved by the employees, officers and directors of the Cundill Group of Companies (as defined below and hereafter the "Cundill Group") continuing to adhere to the highest principles of conduct in the discharge of their duties.

          The following companies comprise the Cundill Group:

          -         Cundill Investment Research Ltd.

          -         Peter Cundill Capital Ltd.

          -         PCLP Management Ltd.

          -         Peter Cundill Holdings Ltd.

          -         Peter Cundill Holdings (Bermuda) Ltd.

          -         Peter Cundill & Associates (Bermuda) Ltd.

          -         Peter Cundill & Associates, Inc.

          -         Peter Cundill & Associates (UK) Limited.

          -         Cundill International Company Ltd.

          -         Cundill Yen Fund (Bermuda) Ltd.

          For greater certainty, Cundill Funds Inc., which is a wholly owned subsidiary of Mackenzie Financial Corporation, is not a part of the Cundill Group.

1.2       Our Responsibilities to Our Managed Accounts

          (a) As an employee, officer or director of the Cundill Group, you have to put the interests of our Managed Accounts first, ahead of your personal self-interests. Above all, you must not take unfair advantage of your position, knowledge or relationship with the Managed Accounts, or engage in any conduct which is not in the best interests of the Managed Accounts.

          (b)     In  addition,  if you are an  "Access  Person",  described  in
                  Section 6.1 of this Code, there are special rules in Section 6 which apply to your personal trading activities. Trading transactions for the Managed Accounts must always have priority over your personal trading transactions.


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1.3       Breach of Code

          Failure to comply with the Code may be grounds for a warning, revision of responsibilities, suspension or dismissal without further notice, depending on the particular circumstances. Failure to comply with certain sections of this Code may also be a violation of securities law and may be punishable accordingly. All employees, officers and directors have a duty to report any contravention of this Code which comes to their notice, and to co-operate in the investigation of possible breaches of this Code.

1.4       Annual Confirmation

          Each employee, officer and director will be asked to sign a copy of this Code on commencement of duties and on an annual basis confirming his or her awareness of and agreeing to abide by the Code and its provisions. If you are uncertain about any requirements or procedures in this Code, you should contact the Compliance Officer.

1.5       Administration of the Code

          The Code will be administered for all employees, officers and directors by the senior officer designated for monitoring compliance or by other persons designated by that senior officer (collectively the "Compliance Officer" - Appendix C).

1.6       Supplement to Other Codes

          The Code may be supplemented by any other Codes adopted by the Cundill Group.

                                  2. STANDARDS

2.1       Obligations to Clients

          It is our policy to continue to maintain the highest standards of service for our clients. The Cundill Group has a statutory and fiduciary duty to its clients to act honestly, in good faith and in the best interests of our Managed Accounts and their investors and to exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances. This standard of care extends to the service provided by all employees, officers and directors in each facet of our business operations.


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2.2       Obligation to Comply with the Law

          The Cundill Group and its employees, officers and directors are required to comply with all legislation applicable to the Cundill Group's business operations including Canadian provincial and United States federal and state securities legislation ("Securities Legislation") governing the provision of investment advisory services, insider trading and reporting of insider transactions and similar legislation of other jurisdictions in which the Cundill Group operates.

2.3       Duty to Know Applicable Securities Law

          As an employee, officer and director, you have a duty to know, understand and comply with securities and other legislation applicable to your duties and responsibilities. You should be aware that your legal obligations may be more extensive than your obligations to the Cundill Group and our Managed Accounts under this Code. If you are uncertain about these requirements, contact the Compliance Officer for guidance.

2.4       Registered Salespeople

          If you are registered with securities regulators for the sale of securities you are required to comply with the "Know Your Client" rules as set out in the Securities Legislation with respect to any client accounts for which you are the designated trading officer, in addition to all other rules and regulations governing the sale of securities.

                           3. CONFIDENTIAL INFORMATION

3.1       Ensuring Client Privacy

          In the course of conducting its business, the Cundill Group must obtain and use certain personal information relating to clients. To ensure the privacy of its clients, the Cundill Group will conduct its business in accordance with the following principles.

3.2       Confidentiality

          Personal information that is collected and retained will be considered to be confidential, and proper safeguards must be employed to protect that confidentiality.

3.3       Accuracy of Information

          Every reasonable effort must be made to ensure that personal information collected, used, retained or disclosed is accurate, relevant, timely and complete. A client will be encouraged to correct, clarify or update personal information in a timely fashion.

3.4       Release of Confidential Information

          Without the client's express written consent, the Cundill Group, its employees, licensed representatives, officers or directors will not permit inappropriate access to or disclosure of a client's personal information to any person, except as may be required by legal process or statutory authority.

3.5       Duty to the Cundill Group

          Employees, officers and directors must not use any confidential information for their own purposes or for purposes other than those of the Cundill Group. This requirement of confidentiality extends beyond the duty not to discuss private information and also applies to any asset of the Cundill Group, including trade secrets, customer lists, business plans, computer software, company records and other proprietary information.

3.6       Departure from the Cundill Group

          The duty of confidentiality applies to each employee, officer and director even after leaving the Cundill Group regardless of the reason for departing.

                            4. CONFLICTS OF INTEREST

4.1       General

          When faced with a conflict with respect to services provided to our Managed Accounts or to an investor in a Managed Account, we are required to exercise the business judgement of responsible persons, uninfluenced by considerations other than the best interests of the Managed Account and the investors in our Managed Accounts.

4.2       Personal Conflicts of Interest

          You must avoid any situation in which your personal interests conflict or appear to conflict with your duties as an employee, officer or director within the Cundill Group. Conflicts of interest may arise in a number of ways and include the following categories:

          (a) a personal interest in a proposed business transaction of the Cundill Group or in a business activity also conducted by the Cundill Group;

          (b)       a proposed directorship in a public company;

          (c) shareholdings in excess of 5% in any public company in which the Cundill Group or its Managed Accounts owns securities;

          (d) use of the Cundill Group's name in connection with outside political, charitable or other business activities;

          (e) an interest in the business of a supplier, contractor, customer, competitor or other company in which the Cundill Group has an investment; or

          (f) acceptance of gifts or other personal benefits from persons who deal with the Cundill Group.

4.3       Disclosure

          It is important that disclosure of potential conflicts of interest takes place immediately after you become aware that there is a potential conflict. If you know a conflict of interest exists or could arise, provide all details of the conflict of interest to the Compliance Officer immediately. Disclosure shall be made to the Compliance Officer as the Compliance Officer is responsible for resolving conflicts of interest, except that a director may make disclosure directly to the Board of Directors of the Cundill Group company of which he or she is a director.

4.4 Who Determines if there is a Conflict of Interest where there is Uncertainty?

If you are uncertain as to whether a conflict of interest exists:

          (a) as an employee or officer, you should discuss the potential conflict of interest with the Compliance Officer who will determine whether the matter should be disclosed to the Boards of Directors of the companies in the Cundill Group; and

          (b) as a director, you may discuss the matter with the Compliance Officer, or disclose the potential conflict at a meeting of the Board of Directors of such company within the Cundill Group of which you are a director.

4.5       Policy With Respect to Gifts.

          As an employee, officer or director of the Cundill Group, you are expected to take actions and make decisions based on an impartial and objective assessment of the facts of each situation, free from the influence of gifts, entertainment and other favours that might adversely affect judgment. Similarly, the Cundill Group must avoid both the fact and appearance of improperly influencing relationships with the organizations and individuals with whom it deals. For these reasons, the employees, officers, directors and governors of the Cundill Group may only accept gifts or personal benefits from outside or unrelated parties where they involve items of moderate value and conform to the following basic principles:

          (a)       they are infrequent;

          (b)       they legitimately serve a definite business purpose;

          (c) they are appropriate to the business responsibilities of the individuals;

          (d) they are within limits of reciprocation as a normal business expense;

          (e) they do not impose a sense of responsibility on the recipient;

          (f) they do not result in any kind of special treatment for the donor;

          (g) there is no effort made to conceal the full facts by either the recipient or the donor.


          In no case are you permitted to receive gifts of cash, commissions, loans, shares in profit, securities or equivalent. Neither should you accept gifts of more than a nominal value. For clarity, the Compliance Officer should be informed of a gift or personal benefit received; and, where the value of a gift or personal benefit exceeds $100, prior approval is required before it can be accepted.

                               5. INSIDER TRADING

5.1       Restrictions on Trades by Insiders

          (a) It is illegal for an insider or a person in a special relationship with a publicly traded company to give any information to another person before it has been generally disclosed to the public, other than during the necessary course of business, whether or not the other person uses the information for trading purposes.

          (b) It is also illegal for an insider or a person in a special relationship with a publicly traded company to purchase or sell securities of that company with knowledge of a material change or a material fact relating to the company that has not been generally disclosed to the public.

          (c) A person in a special relationship to a publicly traded company includes each insider, affiliate or associate of that company and a person who was an insider, affiliate or associate at the time of learning about the material change or material fact, but who has ceased to hold that position.

          (d) A "material change" is defined in the Securities Legislation to be a change in the business, operations or capital of the issuer that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the issuer. In addition, a "material fact" means a fact that significantly affects or could reasonably be expected to have a significant effect on the market price or value of such securities.

          (e)       Examples of material information would include:

                    i. an actual or proposed change in control of a publicly traded company;

                    ii.       a change in such company's dividend policy;

                    iii. a significant change in earnings or anticipated earnings of such company;

                    iv.       a merger or acquisition by such company; and

                    v. any other information which has not been generally disclosed to the investing public which would be likely to materially affect the price of such company stock.

          As an employee, officer and director of the Cundill Group, you may not use for your own financial gain or disclose for the use of others, inside information obtained as a result of their relationships with any publicly traded company. Nor may the securities of a publicly traded company in respect of which an employee, officer or director has inside information be purchased or sold for a Managed Account until such time as that information has been publicly disclosed.

5.2       Penalties for Improper Insider Trading

          An insider or person in a special relationship who contravenes the restrictions imposed by the Securities Legislation on insider trading is liable on conviction to a fine of up to $1,000,000 and/or imprisonment for a term of up to 2 years. Higher damages may apply in certain circumstances.

5.3       Self-Dealing Restrictions

          The self-dealing rules in the Securities Legislation prohibits the following transactions:

          (a) an investment by a Managed Account in any company in which any employee, officer or director of the Cundill Group or their associates owns more than 10% of the securities of the company;

          (b) an investment by any of our Managed Accounts in a company in which any portfolio manager of the Cundill Group is an employee, officer or director, unless that specific fact is disclosed to the Managed Account and the written consent of the client is obtained before the purchase; and

          (c) the purchase or sale of the securities of any company from or to a Managed - Account, manager of the Cundill Group or their associates.

5.4       Cross-Trading

          Portfolio managers may trade securities from one Managed Account to another Managed Account only through mechanisms approved under the Securities Legislation or applicable securities legislation in other jurisdictions in which the Cundill Group operates for inter-fund trading and only at a market price that is fair to each of the Managed Accounts. In addition to meeting such other requirements, it may be appropriate, for portfolio managers to obtain market value information from more than one market source before completing the cross-trade transaction.

                       6. SPECIAL RULES FOR ACCESS PERSONS

          All "Access Persons" (as defined below) are subject to special rules and restrictions with respect to trading in securities within accounts covered by this Code (referred to as "personal trading") as set out in this Section. Access Persons must not use any non-public information about our Managed Accounts for their direct or indirect personal benefit or in a manner which would not be in the best interests of our Managed Accounts. That prohibition includes what is commonly called "front-running" and it is not only a breach of our Code, but is generally punishable under Securities Legislation and under the securities laws of other jurisdiction in which the Cundill Group operates.

          Access Persons also must not use their position in the Cundill Group to obtain special treatment or investment opportunities not generally available to our Managed Accounts or the public. Although non-management directors will not generally be considered to be Access Persons under this Code, they must adhere to the same standards of ethical conduct as Access Persons when they are in possession of non-public information or if they are offered special treatment or investment opportunities not generally available to the public by reason of their role as a director of a company within the Cundill Group.

6.1       Who is an "ACCESS PERSON"

          (a) Access to Non-Public Trading Information. You are an Access Person if you are an employee, officer or director who has, or is able to obtain access to, non-public information concerning the portfolio holdings, the trading activities or the ongoing investment programs of our Managed Accounts.

                    A list of all employees, officers and directors of the Cundill Group is attached as Appendix A to this Code. You can check whether or not you are considered to be an Access Person by referencing this list. If your name is not on the list, please notify the Compliance Officer immediately.

          (b) These Restrictions Apply to Various Accounts. If you are an Access Person, the restrictions apply to:

                    i.        accounts registered in your name;

                    ii. accounts for which you are able to, directly or indirectly, exercise investment or voting control; and

                    iii.      accounts   in  which   you   have  a   "beneficial
                              interest".

          (c) What is a "Beneficial Interest". You have a beneficial interest in an account if you are in a position to receive benefits comparable to ownership benefits (through family relationship, understanding, agreement or by other arrangements) or you have the ability to gain ownership, either immediately or at some future time.

          (d) Examples of Beneficial Interest. You are considered to have a beneficial interest in accounts:

                    i.        registered in your name;

                    ii. held by your spouse or other family members living in the same household;

                    iii. held by a corporation, partnership or other entity in which you participate in the investment or voting decisions;

                    iv. held in trust for you or those listed above, unless

          A. the trustee is someone other than your spouse or other family members living in the same household; and

          B. you are not able to, directly or indirectly, exercise investment or voting control over the account; and

                    v. held by an investment club, of which you or those listed above participate in the investment or voting decisions.

          The above examples are not exhaustive of all situations in which a beneficial interest can exist. If you are uncertain about whether a beneficial interest exists, or wish to obtain an exemption for a specific account, contact the Compliance Officer.

6.2       Prohibited Activities

          The following activities are prohibited:

                    i. violating Securities Legislation or securities laws of those other jurisdictions in which the Cundill Group operates;

                    ii.       communicating    any    non-public     information
                              concerning our funds or their investment trading to anyone outside the Cundill Group;

                    iii. inducing a Managed Account to take, or fail to take, any action because of personal interests;

                    iv. using knowledge of a Managed Account's portfolio transactions to profit by the market effect of such transactions (e.g. "front-running" or similar activities);

                    v. using your position in the Cundill Group to obtain special treatment or investment opportunities not generally available to our Managed Accounts or the public;

                    vi. a purchase by an Access Person of an offering which is subject to allocation, such as a new or secondary public offering or a private placement (other than the limited private placement exceptions set out in Section 6.6 (c));

                    vii. a trade by an Access Person to or from one of our Managed Accounts;

                    viii. a trade by an Access Person in a security for which there is an unfilled order outstanding by any of our Managed Accounts; and

                    ix. the use of derivatives to evade the restrictions imposed by this Code.

          Other activities which are not specifically listed may still be inappropriate if they would place you in a position of conflict with the best interests of our Managed Accounts. If you are uncertain about whether a particular activity may be prohibited, contact the Compliance Officer.

6.3       Requirement for Independent Trading Decision

          If a portfolio manager personally has registered ownership, can exercise investment or voting control or has a beneficial interest in a security, and wishes to buy or sell a security of the same issuer for a Managed Account, that decision must be reviewed and confirmed by another portfolio manager or independent person uninfluenced by any factor other than whether the proposed trade is in the best interests of the Managed Account. The decision to buy or sell the security for the Managed Account must be reported to the Compliance Officer along with supporting reasons for the decision.

6.4       Requirement to Obtain Prior Approval for Personal Trades

          All Access Persons must obtain prior approval from the Compliance Officer for a personal trade. Only the securities listed in Section
          6.5 are exempt from this pre-clearance process. All other trades must be pre-cleared and will only be approved if the Compliance Officer is satisfied that the personal trade will not conflict with the best interests of our Managed Accounts and has not been offered to you because of your position in our the Cundill Group.

6.5       Exempt Securities

          The following securities are exempt from the pre-clearance and reporting procedures in this Code:

                    i. securities of open-end mutual funds, segregated funds and pooled trust funds;

                    ii. securities issued or guaranteed by the Government of Canada, or the government of any province in Canada;

                    iii. securities issued or guaranteed by the Governments of the United States, United Kingdom, Germany, Japan, France, and Italy;

                    iv. guaranteed investment certificates, certificates of deposit, and other deposits with financial institutions (although they may not technically be "securities");

                    v. short-term debt securities maturing in less than 91 days from their date of issue;

                    vi. options, futures or other derivatives on any broadly based market indices approved by the Compliance Officer;

                    vii. physical commodities or securities relating to those commodities; and

                    viii.     securities   of  the   Cundill   Group   and   its
                              affiliates, in which our Managed Accounts are prohibited from investing.

          The above securities have been designated as exempt securities because trading in those securities by Access Persons will generally not affect the price of the securities or limit their availability to our Managed Accounts, or because trading in those securities by our Managed Accounts will not provide a personal benefit to the Access Person.


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6.6       Procedures to Obtain Prior Approval

          The following procedures have been adopted to ensure that only personal trades which do not conflict with the best interests of our Managed Accounts and which do not provide a benefit to the Access Person from any anticipated Managed Account trading will be approved by the Compliance Officer:

          (a) No Conflict by Access Person. The Access Person must in written form advise the Compliance Officer that he or she:

                    i. does not possess material non-public information relating to the security;

                    ii. is not aware of any proposed trade or investment program relating to that security by any of our Managed Accounts;

                    iii. believes the proposed trade has not been offered because of the Access Person's position in the Cundill Group and is available to any market participant on the same terms;

                    iv. believes the proposed trade does not contravene any of the prohibited activities listed in Section 6.2; and

                    v. will provide any other information requested by the Compliance Officer concerning the proposed personal trade.

          (b) Special Rules for Portfolio Managers and Research Analysts. If you are a portfolio manager or research analyst you must also provide the following information to the "Senior Portfolio Manager" (as designated from time to time for the purposes of this Code):

                    i. a complete description of the security (name of issuer and details of the security);

                    ii. a summary of the key financial characteristics of the issuer and, where applicable, an estimate of net asset value per unit of the security; and

                    iii. an explanation why the security is suitable for the proposed personal trade, but not for purchase by our Managed Accounts.

          (c) Special Rules for Private Placements. Private placements will not be approved unless, in addition to the requirements for the approval of other trades, the Compliance Officer is satisfied that the issuer is a "private company" under the Securities Legislation or similar applicable legislation in other jurisdictions in which the Cundill Group operates and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future.

                  Examples include:

                    i. Shares, units or similar evidence of ownership of private companies, private partnerships and other issuers where the Access Person has a close personal or business relationship (other than a relationship arising from the Access Person's position with the Cundill Group) with the founder or promoter of the issuer; and

                    ii. tax shelters which are generally available on a private placement basis.

          (d) Compliance Officer Review. The Compliance Officer will review all relevant information and will only grant approval for the proposed personal trade if the Compliance Officer is satisfied that the trade will not be contrary to the best interests of our Managed Accounts, and does not contravene any of the other restrictions imposed by this Code. In the case of a personal trade proposed by a portfolio manager or research analyst, the Compliance Officer will not approve the proposed personal trade until the Senior Portfolio Manager (Appendix B) has given his or her written approval.

          (e) Restricted List. The Compliance Officer will maintain a list of companies (the "Restricted List") in respect of which:

                    i. a trade or investment program on behalf of our Managed Accounts, whether to purchase or sell securities, is under consideration, proposed, outstanding or incomplete;

                    ii.       any Access Person has inside information;

                    iii. the Cundill Group and our Managed Accounts have a significant ownership interest on an aggregate basis (20% or more of the voting securities);

                    iv. any employee, officer or director of the Cundill Group owns more than 10% of the outstanding securities; or

                    v. it is determined that regulatory restrictions preclude investment by our Managed Accounts.

          (f) Approval Withheld. The Compliance Officer will not approve a proposed personal trade ------------------ in a security on the Restricted List until:

                    i. all trading for our Managed Accounts has been completed; and

                    ii. any material non-public information has been made public.

          (g) Trading Approval Period. The Compliance Officer will determine the period of time during which the Access Person may conduct the approved trade. The Access Person must re-apply for prior approval if any part of the approved trade has not been completed by the end of the trading approval period and the Access Person still wishes to complete the remainder of the trade.

          (h) De Minimus and Other Exception Rules. The Compliance Officer may develop de minimus and other exception rules to permit a personal trade to proceed where there is no likelihood of the trade being contrary to the best interests of our Managed Accounts. For example, the Compliance Officer may elect to waive the 5 trading days blackout period described below where the Managed Accounts have disposed of all of their shares of the relevant security and the Access Person also wishes to sell the same security.

6.7       Blackout Periods

          If the Access Person is a portfolio manager, the Compliance Officer will generally not approve the proposed trade if there has been trading in a security of the same issuer by the Managed Accounts for which the portfolio manager is responsible within the previous 5 trading days. In all other cases, the Compliance Officer will generally not approve the proposed trade by the Access Person if there has been trading in a security of the same issuer by any of our Managed Accounts within the previous trading day.

6.8       Personal Trading Reporting Procedures

          If you are an Access Person, you must:

          (a) Initial List of Holdings. Upon commencing employment with the Cundill Group, provide the Compliance Officer with a complete list (the number of securities and the names of the securities) of the securities for all of your accounts covered by this Code.

          (b) Copies of Account Statements. Instruct your dealer to provide duplicate copies of all statements for your accounts covered by this Code on a timely basis to the Compliance Officer.

          (c) Confirmations of Trades. Instruct your dealer to provide duplicate copies of all confirmation slips for your accounts covered by this Code on a timely basis to the Compliance Officer.

          (d) Quarterly Report. Provide a report within 10 days of each quarter-end disclosing all personal trading transactions which occurred during that quarter.

          (e) Annual Reports of Holdings. Provide a report within 35 days of each calendar year-end listing the number and name of all personal securities holdings for your accounts covered by this Code, or confirm to the Compliance Officer that the reports submitted during the year under (b) and (c) above include all personal securities holdings for your accounts covered by this Code.

6.9       Compliance Review Procedures

          (a) Review of Reported Trades. The Compliance Officer will review on a regular basis reporting by Access Persons to ensure compliance with the personal trading procedures in this Code.

          (b) Confidentiality of Information. All information received by the Compliance Officer will be kept confidential and will only be disclosed to others if the disclosure is required to administer this Code or is required by securities regulators or other competent legal authorities. Both the Compliance Officer and the Access Person are required to keep details of personal trading approval requests confidential (whether the trades are permitted or denied), subject to any legal obligation to report the trade under Securities Legislation or those of any other jurisdiction in which the Cundill Group operates.

          (c) Enforcement of Personal Trading Procedures. The Compliance Officer will report any violations of the personal trading procedures, and the action taken by the Cundill Group, to the Independent Review Committee designated under Section 7 of this Code.

          (d) Breach of Code. You must report to the Compliance Officer any violations of this Code which come to your attention. If you breach any of the provisions of this Code, knowingly or unknowingly, you may be issued a written warning, have your employment responsibilities revised, be required to forfeit any trading profits, be suspended or be terminated. You also may face additional punishment under Securities Legislation. You must cooperate fully in any investigations initiated by the Company under this Code or by securities regulators or other competent legal authorities.

                                   7. REVIEW

7.1       Annual Review of Code by Compliance Officer

          The Compliance Officer will review this Code at least annually to update it for any changes in the law. Subsequently, the Code will be reviewed annually by the Board of Directors of every company within the Cundill Group which is registered with the securities regulators.

7.2       Appointment of Independent Review Committee

          (a) The Cundill Group will appoint from time to time one or more individuals each of whom is independent of management of the Managed Accounts and is not an Access Person, as the Independent Review Committee (Schedule "D"). Each is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with his ability to act in the best interests of Managed Account investors under this Code.

(b) The Committee will be responsible for approval of all personal trading rules and other provisions of this Code and for monitoring the administration of the Code from time to time. The Independent Review Committee has approved the provisions of this Code.

7.3       Annual Report to the Committee

          The Compliance Officer will provide a written report, at least annually, to the Independent Review Committee summarizing:

                    i. compliance with the Code for the period under review;

                    ii. violations of the Code for the period under review;

                    iii. sanctions imposed under the Code by the Cundill Group during the period under review;

                    iv. whether the Cundill Group's external investment advisors, if any, have confirmed that they have complied with the basic principles set out in section 7.5 of this Code in providing investment advisory services to the Cundill Group's Managed Accounts during the period under review;

                    v.        changes in  procedures  recommended  for the Code;
                              and

                    vi.       any other information requested by the Committee.

7.4       Annual Review of Code by the Independent Review Committee

          After receiving the Compliance Officer's report, the Independent Review Committee will review the Code to ensure that the Cundill Group's administration of the Code is adequate, and to identify any amendments which may be necessary in light of legal and business developments and the Cundill Group's experience in administering the Code. The Committee will recommend such amendments to the Cundill Group companies' Boards of Directors for consideration.

7.5       Principles Applicable to External Investment Advisors

          In order to exercise our statutory standard of care as manager of our Managed Accounts, the Cundill Group will require each external investment advisor to confirm in writing that, in providing investment advisory services to the Managed Accounts, it will:

                    i. act honestly, in good faith and in the best interests of the Managed Accounts and exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances, or otherwise adhere to the standard of care required of a reasonably prudent manager in its home jurisdiction;

                    ii. comply with all securities laws applicable in its home jurisdiction with respect to any activities carried out on behalf of the Managed Accounts;

                    iii. require the portfolio managers and any insiders of the Managed Accounts' portfolio activities to place the interests of the Managed Accounts first, ahead of their own interests, in all personal trading conflicts of interests involving securities which would not be exempt securities under this Code; and

                    iv. submit a report annually to the Cundill Group confirming compliance with these personal trading standards in respect of the advisory services provided to the Managed Accounts.

                          CERTIFICATE / ACKNOWLEDGEMENT

          I hereby certify and acknowledge that I have understood The Cundill Group of Companies Code of Ethics and I agree to abide by it.

         Signature                                        Date
         Employee / Officer / Director

         Please print your name


          Please return this signed Certificate / Acknowledgement to the

          Compliance Officer, Cundill Investment Research Ltd.

Copy:             Signatory

                         The Cundill Group of Companies'
                      Code of Ethics for Personal Investing

                                  APPENDIX "A"

                                            ACCESS PERSON     PORTFOLIO MANAGER/
NAME                       COMPANY              (Y/N)     RESEARCH ANALYST (Y/N)

Bates, Douglas A.            PCI                  N                    N
Bingham, Jennifer           PCUK                  N                    N
Briggs, David                CIR                  Y                    Y
Chin, Lawrence               CIR                  Y                    Y
Collis, Graham B. R.         PCB                  N                    N
Crocker, Maureen             CIR                  Y                    N
Cundill, F. Peter            CIR                  Y                    Y
Driver, Kim                  CIR                  Y                    N
Ferris, Leslie               PCI                  Y                    Y
Glenryan, Lisa               PCI                  Y                    N
Johnson, Alan G.             PCI                  N                    N
Kalfon, Edna                 CIR                  N                    N
Kempe, Stephen W.            PCB                  N                    N
Massie, Andrew               CIR                  Y                    Y
McDermott, Brian L.          PCI                  Y                    N
McElvaine, Tim A.            CIR                  Y                    Y
Morton, James                EAS                  Y                    Y
Ng, Hhu                      CIR                  Y                    Y
Parkinson, Andrew C.         CIR                  Y                    N
Pasnik, Alan                 CIR                  Y                    Y
Scott, Geoffrey L.           PCH                  N                    N
Steers, Ian S.               PCB                  N                    N
Talbot, John R.              PCB                  N                    N
Trollope, Nicolas G.         PCB                  N                    N

                                  APPENDIX "B"

                                 Senior Portfolio Manager
                                 ------------------------

                                 Primary:          Tim A. McElvaine
                                 Alternate:         Leslie Ferris


                                    APPENDIX "C"

                                 Compliance Officer
                                 ------------------

                                 Andrew C. Parkinson


                                    APPENDIX "D"